                                                                  EXHIBIT 11(b)



                              ELECTROSCOPE, INC.

               COMPUTATION OF NET INCOME (LOSS) PER COMMON SHARE

          AND NET INCOME (LOSS) PER COMMON SHARE - ASSUMING DILUTION
                                  (UNAUDITED)



                                                               For the Nine Months Ended
                                                              ----------------------------
                                                              December 31,    December 31,
                                                                  1997            1996
                                                              ------------    ------------
NET INCOME (LOSS)                                             $(2,742,188)    $(1,269,812)
                                                              -----------     -----------
                                                              -----------     -----------

SHARES USED IN SHARE COMPUTATION
  Common stock shares outstanding (weighted average)            5,375,488       4,893,979


  Treasury stock effect of common stock and
   equivalents issued within one year of the public
   offering at prices less than the public offering price             ---          56,364
                                                              -----------     -----------
   Shares used in computation                                   5,375,488       4,950,343
                                                              -----------     -----------
                                                              -----------     -----------

NET INCOME (LOSS) PER COMMON SHARE AND
 NET INCOME (LOSS) PER COMMON SHARE-
 ASSUMING DILUTION                                                 $(0.51)         $(0.26)
                                                                   ------          ------
                                                                   ------          ------




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